SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 1, 2009

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

1775 Sherman Street, Suite 3000, Denver, CO 80203
(Address of Principal Executive Offices)

Registrant's telephone number, including area code  303-860-5800

120 Genesis Boulevard, Bridgeport, WV 26330
(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Entry into a Material Definitive Agreement.

On March 1, 2009, the Board of Directors of Petroleum Development Corporation ("Company") set the compensation for non-employee members of the Board of Directors for the Board year commencing on July 1, 2009.  Additionally, on March 4, 2009, the Compensation Committee ("Committee") of the Board of Directors after a review of performance and competitive market data, finalized the following 2009 compensation matters for the Company's current executive officers:  base salaries, target annual bonuses, and Long-Term Incentive Plan grants.

The following table sets forth the previous and new annual compensation levels of the non-employee directors:

BOARD MEMBER COMPENSATION	YEAR	COMPENSATION
Annual retainer	2009	$ 55,000
	2008	$ 55,000
Lead director	2009	$ 27,500
	2008	$ 27,500
Stock compensation	2009	4,000 shares
	2008	2,000 shares
COMMITTEE MEMBER FEES
Executive committee	2009	$ 5,000
	2008	$ 5,000
Audit committee
Chair member	2009	$ 27,500
	2008	$ 22,500
Other member	2009	$ 10,000
	2008	$ 10,000
Compensation committee
Chair member	2009	$ 10,000
	2008	$ 10,000
Other	2009	$ 5,000
	2008	$ 5,000
Nominating committee
Chair member	2009	$ 7,500
	2008	$ 7,500
Other member	2009	$ 2,500
	2008	$ 2,500
Planning & finance committee
Chair member	2009	$ 7,500
	2008	$ 7,500
Other member	2009	$ 2,500
	2008	$ 2,500

New stock compensation in the form of restricted stock for the Board year 2009-2010 to be issued on July 1, 2009, and vests on July 1, 2010.

The following table sets forth the previous and new annual base salary for each of the executive officers:

Name and Position	Year	Base Salary
Richard W. McCullough Chairman and Chief Executive Officer	2009 2008	$450,000 $340,000
Eric R. Stearns Executive Vice President	2009 2008	$320,250 $305,000
Barton R. Brookman Senior Vice President	2009 2008	$270,000 $250,000
Daniel W. Amidon General Counsel and Secretary	2009 2008	$245,700 $227,500
Darwin L. Stump Chief Accounting Officer	2009 2008	$236,658 $227,500
Gysle R. Shellum Chief Financial Officer	2009 2008	$235,000[1] $235,000[2]
1previously determined and disclosed per Mr. Shellum’s November 2008 contract.
2annualized, based on two months

The Committee also established the metrics for the Company's Short-Term Incentive cash bonus program for 2009.  These represent the threshold, target and stretch amounts that an executive officer can achieve if he meets the Committee's established performance criteria.  The Committee has not yet determined the particular performance criteria for 2009.

Executive Officer	Threshold	Target	Stretch
Richard W. McCullough	0%	100%	200%
Eric R. Stearns	0%	62 ½%	125%
Barton R. Brookman	0%	50%	100%
Daniel W. Amidon	0%	50%	100%
Gysle R. Shellum[1]	0%	50%	100%
1previously determined and disclosed per Mr. Shellum’s November 2008 contract.

The bonus amount for Mr. Stump for 2009 performance will be discretionary.

The Committee also determined executive officer Awards of performance shares under the 2009 Long Term Incentive Program and restricted stock under the Company's 2004 Long-Term Equity Compensation Plan ("2004 Equity Plan").  Awards under the 2009 Long-Term Incentive Program include performance shares that may be earned if established performance criteria are satisfied.  The grants of restricted stock were established with four year ratable vesting on March 4th of each year with first vesting on March 4, 2010.

Executive Officer	Restricted Stock	Performance Shares
Richard W. McCullough	27,306	12,175
Eric R. Stearns	16,101	7,179
Barton R. Brookman Jr.	10,298	4,597
Daniel W. Amidon	9,371	4,179

Gysle Shellum was previously awarded equity grants pursuant to his November 2008 contract, as previously disclosed at that time.

The performance shares may be earned in whole or in part on December 31 of 2011, 2012, and 2013 if the average closing price of the Company's common stock during the preceding December exceeds a specified price established by the Committee.

Performance Target for the Performance Period Ending on December 31 of:			Percentage of Award Vested
2011	2012	2013
$30.50	$34.00	$38.00	50%
$34.00	$39.00	$45.50	75%
$37.50	$45.00	$54.00	100%

Other restrictions and conditions of the awards include:

•
Awards may be not sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, awards granted to an executive officer will be exercisable during his lifetime only by such executive or the executive's legal representative.

•	Performance shares not earned at December 31, 2013 will be forfeited.

•	Executives will not have voting rights for non-vested restricted stock or for unearned performance shares.

•	Executives will not be entitled to receive dividends for restricted stock that has not vested or for performance shares that have not been earned.

•
Vesting of any unvested restricted stock will be accelerated in the event of termination of employment resulting from the death or disability of the executive; performance shares will be accelerated in accordance with the terms of the 2009 Long Term Incentive Program.

•
Termination of employment for any reason other than death, disability, by the Company for a reason other than cause or by the executive for good reason will result in termination of the right of the executive to any remaining rights to unvested shares of restricted stock or unearned performance shares.

•	In the event of a "Change in Control" as defined in the 2009 Long Term Incentive Program:

o	If triggered by the sale of shares, the sales price of a share in the subject change in control will be the share price for purposes of this section; and

o	If triggered by an event other than the sale of shares, the share price for purposes of this section will be determined in good faith by the Committee, in its sole discretion.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1           Petroleum Development Corporation 2009 Long-Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date:	March 5, 2009
By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and Chief Executive Officer